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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             AMENDMENT TO FORM 8 - K


         REPORT PURSUANT TO SECTION 13 OR 15 (d) OF THE SECURITIES EXCHANGE ACT OF 1934


                         Commission File Number 0-27290

                                    KSW, INC.
                                  -------------
             (Exact name of registrant as specified in its charter)

               Delaware                                       11-319168
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         (State or other jurisdiction of                 (I.R.S. Employer
         incorporation or organization)                  Identification Number)

37-16 23rd Street, Long Island City, New York                     11101
- ---------------------------------------------                     -----
 (Address of principal executive offices)                        (Zip Code)

                                  718-361-6500
                                  ------------
              (Registrant's telephone number, including area code)

         Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15 (d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. YES X NO__


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         The Board of Directors selected Marden Harrison & Kreuter, certified public accountants, as the Company's independent auditors for the fiscal year ending December 31, 1996, subject to ratification of such appointment by the stockholders. At the Annual Meeting of KSW, Inc. shareholders, held on June 27, 1996, the shareholders ratified the appointment.

         Corbin & Wertz has conducted the audit of the financial statements of KSW, Inc. and its subsidiary for the fiscal year ended December 31, 1995. Corbin & Wertz was not dismissed. KSW, Inc. became a separate public company effective December 28, 1995. Corbin & Wertz did not decline to stand for re-election, but resigned at the request of the new Board of Directors.

         There were no disagreements with the former accountants on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures or other reportable events during the Company's two most recent fiscal years. Corbin & Wertz's reports on the financial statements of the Company for either of the past two years contained no adverse opinion or a disclaimer of opinion with respect to the Company, nor was qualified or modified as to uncertainty, audit scope or accounting principles.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                                                       KSW, INC.


BY:_______________________
                                                NAME  Floyd Warkol
                                                TITLE:   Chief Executive Officer


Date:  August 1, 1996

                                    KSW, INC.

                                INDEX TO EXHIBITS



Exhibit
NUMBER

    1                                           Corbin & Wertz'
                                        Letter dated August 5,1996